SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 2, 2006

HARBIN ELECTRIC, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51006	98-0403396
(State or other Jurisdiction of Identification Incorporation)	(Commission File Number)	(IRS Employer No.)

No. 9, Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu
Harbin Kai Fa Qu, Harbin, 150060, China
(Address of Principal Executive Offices)

86-451-86116757
(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On August 2, 2006, Harbin Electric, Inc. (the "Company"), Citadel Equity Fund Ltd. (“Citadel”) and Merrill Lynch International (“Merrill Lynch” and, together with Citadel, the “Investors”) entered into an indicative financing term sheet dated as of August 2, 2006 (the “Term Sheet”). The Term Sheet relates to the proposed issuance of Senior Secured Notes in an aggregate principal amount of $50 million (the “Notes”).

As set forth in the Term Sheet, Citadel intends to subscribe to $38.0 million of the principal amount of the Notes, with such Notes having a maturity date that is six years from the date of issue (the “2012 Notes”), and Merrill Lynch intends to subscribe to $12 million of the principal amount of the Notes, with such Notes having a maturity date that is four years from the date of issue (the “2010 Notes”). The 2010 Notes and the 2012 Notes will each be issued under an indenture to be entered into among the Company, Advanced Electric Motors, Inc., a wholly-owned subsidiary of the Company, as guarantor, and a trustee for the Notes. The respective obligations of the Company to issue and the Investors to purchase the Notes are subject to the conditions set forth in the Term Sheet, including the execution of definitive legal documentation and satisfactory completion by the Investors of their due diligence investigation.

The Term Sheet also provides that, concurrent with the issuance of the Notes, the Company shall grant to (a) Merrill Lynch fully detachable warrants on the Company’s common stock with a maturity date that is three years from the date of issuance of the Notes and (b) Citadel fully detachable warrants on the Company’s common stock with a maturity that is six years from the date of issuance of the Notes (collectively, the “Warrants”). The Warrants are to be exercisable at the option of the Warrant holders beginning on the date of issuance through the maturity date of each Warrant. In connection with the issuance of the Warrants, the Company has agreed to file a shelf registration statement covering the resale of the shares underlying the Warrants.

Under the Term Sheet, any failure by the Company to perform or consummate its obligations or agreements, or any breach by the Company of its obligations, under the Term Sheet shall result in the Company being liable to pay a cash break-up fee equal to 7.5% of the principal amount of the Notes within seven days of the date of the breach of obligation or failure to perform.

The Term Sheet sets forth certain other rights and obligations of the parties. A copy of the Term Sheet is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.                Description

10.5      Term Sheet dated August 2, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 2, 2006 Harbin Electric, Inc. (Registrant)

By: /s/ Tianfu Yang Tianfu Yang Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description	Method of Filing

10.5	Term Sheet dated August 2, 2006.	Filed herewith as Exhibit 10.5